UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

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NATIONAL HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-13489	52-2057472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Vine Street, Suite 1400

Murfreesboro, Tennessee 37130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On October 25, 2007, the shareholders of National HealthCare Corporation (“NHC”) adopted the amendment to the Certificate of Incorporation of NHC and approved the issuance of shares of NHC Series A Convertible Preferred Stock (“NHC Preferred”) at the special meeting held on October 25, 2007, in connection with the merger as contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated December 20, 2006, by and among Davis Acquisition Sub LLC, NHC/OP, L.P., National Health Realty, Inc. (“NHR”) and NHC.  Under the terms of the Merger Agreement, NHR will merge into Davis Acquisition Sub LLC, a wholly-owned subsidiary of NHC, NHR will become 100% owned by NHC, and each share of NHR, issued and outstanding immediately prior to the merger, and not owned by Davis Acquisition Sub LLC, NHC/OP, L.P. or NHC, may be exchanged for $9.00 in cash, without interest, and one share of NHC Preferred Stock.  NHC expects that the merger will be consummated on or about October 31, 2007, subject to the satisfaction and waiver of the closing conditions.

A copy of the Merger Agreement is attached to NHC’s registration statement on Form S-4 relating to the merger, which was filed with the SEC on September 14, 2007.  You can obtain free copies of the registration statement as well as other filed documents containing information about NHC on the SEC’s website at http://www.sec.gov.

Forward-Looking Statements

The statements in this current report regarding the expected timing of the consummation of the merger or including words such as “will” or “expects” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  One factor that could cause actual results to differ from those discussed in the forward-looking statements is the failure of conditions to closing in the merger to be satisfied by the expected time of consummation of the merger or at all.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  We undertake no obligation to revise the forward-looking statements to reflect events or circumstances that may subsequently arise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

October 25, 2007

NATIONAL HEALTHCARE CORPORATION

By:

/s/ Robert G. Adams

Name:  Robert G. Adams

Title:     President